UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2026

ATLANTIC INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 Sylvan Avenue, Suite 2230
Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(zip code)

(201) 899-4470

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered as pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $0.00001 par value per share	ATLN	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Preferred Stock Purchase Agreement

On March 20, 2026, Atlantic International Corp (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), whereby it agreed to sell to the Purchaser (the “Offering”), for an aggregate gross purchase price of $5,600,000: (i) an aggregate of 5,600 shares of a newly established series of preferred stock designated as “Series B 5% Convertible Preferred Stock, par value $0.00001 per share” (the “Preferred Stock”), which have a stated value of $1,070 per share, reflecting the original issue discount of 6.5%, and (ii) Preferred Stock Purchase Warrants (the “Warrants”) to purchase an aggregate of an additional 5,600 shares of Preferred Stock (the “Warrant Shares”).

The Offering was completed on March 20, 2026 (the “Closing Date”), subject to customary closing conditions. The net proceeds from the Offering were $5,565,000 after transaction expenses. The Company plans to use the net proceeds for working capital and other general corporate purposes.

As provided in the Purchase Agreement, before the closing of the Offering, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences, Rights and Limitations of Series B 5% Convertible Preferred Stock (the “Certificate of Designations”) to its Amended and Restated Certificate of Incorporation. The Certificate of Designations establishes and sets forth the designations, preferences, powers and rights of the Preferred Stock.

The Preferred Stock ranks senior to the Company’s common stock (the “Common Stock”) with respect to dividends (the Preferred Stock shall pay a dividend of 5.0%, payable in cash or shares of the Preferred Stock) redemption rights, distributions and payments upon the liquidation, dissolution and winding up of the Company, unless the holders of a majority of the outstanding shares of the Preferred Stock consent to the creation of series of preferred stock which will be pari passu or senior to the Preferred Stock.

The Preferred Stock may be converted into such number of shares of Common Stock as equals the stated value of the Preferred Stock divided by the applicable Conversion Price. The Conversion Price is initially equal to $4.38, which was the Closing Price of the Common Stock at the opening of trading on the Closing Date, and will remain fixed for the first 30 calendar days following the Closing Date (the "Initial Conversion Price Period") (the "Initial Conversion Price"). The Initial Conversion Price is subject to adjustment as set forth in the Certificate of Designations.

The Company may, at any time commencing thirty (30) business days after the Closing Date, at its sole option, purchase back some or all of the Preferred Stock then outstanding, at the price equal to 110% of the value of the outstanding Preferred Stock (the “Optional Redemption Amount”), upon a prior written notice to the Purchaser given at least thirty (30) days before the date of such purchase (the “Optional Redemption Notice”). The Purchaser shall continue to have the right to convert the Preferred Stock at the Conversion Price after receipt of an Optional Redemption Notice and prior to the payment of the Optional Redemption Amount.

Upon the consummation of a Fundamental Transaction by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, reorganization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group, the holders of the Preferred Stock shall have the right to convert their shares of Preferred Stock into the shares of common stock of the successor or acquiring corporation or the shares of Common Stock of the Company, if it is the surviving entity, and receive any additional consideration receivable as a result of such Fundamental Transaction by a holder of shares of Common Stock

Upon any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (the “Subsequent Financing”), the Purchaser shall have the right to participate in up to 25% of the aggregate amount of such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing, during a period of 24 months after the Closing Date.

The Company shall indemnify the Purchaser and their control persons, affiliates and assignees from and against any and all liabilities which may be incurred by them in connection with the transactions contemplated by the Purchase Agreement, against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The foregoing descriptions of the terms and conditions of the Purchase Agreement and the Certificate of Designations do not purport to be complete and are qualified by reference to the afore-mentioned documents. The Purchase Agreement and the Certificate of Designations are attached hereto as Exhibits 10.1 and 3.1, respectively, and are incorporated herein by reference. The foregoing summaries of such documents are qualified in their entirety by reference to such exhibits.

Warrants

At the closing, we issued a Preferred Stock Purchase Warrant to purchase 5,600 shares of Preferred Stock, with an exercise price equal to $1,000 per share, subject in each instance to adjustments in the event of the payment of dividends or other distributions, stock splits, subsequent rights offerings, as provided under the terms of the Warrants. The Warrants are exercisable, in full or in part, at any time up to and including the eleven-month anniversary of the Closing Date.

In the event of a sale of the Company or other Fundamental Transaction prior to the expiration or exercise of the Warrants, the holders of the Warrants shall have a right to receive, for each share of Common Stock that would have been issuable upon conversion of the Warrant Shares that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the equivalent number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of shares of Common Stock.

The foregoing description of the terms and conditions of the Warrants does not purport to be complete and is qualified by reference to the afore-mentioned document. The form of a Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year. The information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the Certificate of Designations is incorporated herein by reference

An opinion of Davidoff Hutcher & Citron LLP regarding the validity of the Common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants being issued and sold in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Forward-looking Statements.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the completion of the Offering, the satisfaction of customary closing conditions related to each, the intended use of net proceeds therefrom, the potential exercise of warrants, as well as those risks discussed in the Company’s Prospectus Supplement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations, Preferences, Rights and Limitations of Series B Convertible Preferred Stock.
4.1	Form of a Preferred Stock Purchase Warrant.
5.1	Opinion of Davidoff Hutcher and Citron LLP.
10.1	Securities Purchase Agreement, dated March 20, 2026 by and between Atlantic International Corp and the Purchaser.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2026	ATLANTIC INTERNATIONAL CORP.

	By:	/s/ Jeffrey Jagid
Jeffrey Jagid
Chief Executive Officer